Exhibit 99.1

Release Date: August 29, 2006	Contacts:	Peter J. Rogers, Jr.
Senior Vice President, Investor Relations
MICROS Systems, Inc.
443-285-8059
progers@micros.com

MICROS Reports Fiscal 2006 Year Results Record Quarterly and Fiscal Year Revenue, Net Income and EPS

Columbia, Maryland... MICROS Systems, Inc.  (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2006 fourth quarter and fiscal year ending June 30, 2006.

FINANCIAL HIGHLIGHTS

-Commencing the first quarter of fiscal year 2006, MICROS implemented the Statement of Financial Accounting Standard No. 123(R) (“FASB 123R”), “Share-based Payments,” which became effective July 1, 2005. The statement requires companies to expense the fair value of grants made under stock option programs over the vesting period of the options.  The expense is a non-cash transaction. The Company adopted the “Modified Prospective Application” transition method that does not result in the restatement of previously issued financial statements.  MICROS will report its net income and earnings per share during fiscal year 2006 on both Generally Accepted Accounting Principles (“GAAP”) (which includes the share-based payment charge, which represents the non-cash stock option expense) and non-GAAP (which excludes the share-based payment charge, which represents the non-cash stock option expense) bases in order to facilitate analysis of the business and meaningful period-to-period comparisons.

-Revenue for the quarter was $191.8 million, an increase of $19.8 million, or 11.5%, over the same period last year.  Revenue for the fiscal year was $679.0 million, an increase of $81.7 million, or 13.7%, over the previous fiscal year.

-GAAP net income for the quarter was $21.4 million. GAAP net income for the fiscal year was $63.5 million.

-GAAP EPS for the quarter, per diluted share, was $0.53. GAAP EPS for the fiscal year, per diluted share, was $1.56.

-Net income for the quarter, before the share-based payment charge, a non-GAAP measure, was $23.4 million, an increase of $5.4 million, or 29.7% over the year ago period.  Net income for the fiscal year, before the share-based payment charge, was $70.6 million, an increase of $17.0 million, or 31.6% over the previous fiscal year.

-EPS for the quarter, per diluted share, before the share-based payment charge, a non-GAAP measure, was $0.58, an increase of $0.13, or 28.9% over year ago period.  EPS for the fiscal year, per diluted share, before the share-based payment charge, was $1.74, an increase of $0.39, or 28.9% over the previous fiscal year.

-MICROS’s financial results were Company records for both a fiscal quarter and for a fiscal year.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are extremely pleased with the record results for the fourth quarter and fiscal year.  We are proud of our achievements and are appreciative of the trust that customers put in our products and services.  The quality of our products and the outstanding efforts of our employees continue to contribute to our success.”

MICROS’s guidance for its fiscal 2007 first quarter ending September 30, 2006 is for revenue between $170.0 million and $173.0 million, and non-GAAP net income, excluding the currently projected share-based payment charge for the first fiscal quarter, between $15.3 million and $16.5 million, or non-GAAP earnings per share between $0.38 and $0.41. Guidance for GAAP net income is between $13.6 million and $14.7 million, or earnings per diluted share of $0.33 to $0.36.

Guidance for the fiscal 2007 year ending June 30, 2007 is for revenue between $778.0 million and $781.0 million and non-GAAP net income, excluding the currently projected share-based payment charge for the fiscal year, between $86.5 million and $88.7 million, or non-GAAP earnings per diluted share between $2.10 and $2.14.  Guidance for GAAP net income is between $78.3 million and $80.3 million, or earnings per diluted share of $1.90 to $1.94.

To supplement the consolidated financial statements presented in accordance with GAAP, the Company presents MICROS’s net income and earnings per diluted share, before the share-based payment charge, which is the non-cash stock option expense. This non-GAAP presentation of net income and earnings per share is provided to enhance the understanding of the Company’s historical financial performance and comparability between periods. The Company believes this presentation provides useful information.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties.  An example of a forward looking statement includes the statements in the paragraphs where MICROS provides guidance for its fiscal 2007 first quarter ending September 30, 2006, and its fiscal 2007 year ending June 30, 2007, and Mr. Giannopoulos’s quote.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters, such as hurricanes and tsunamis; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of August 29, 2006.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8112 or at MICROS’s website at http://www.micros.com.

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Fourth quarter ended June 30,		Twelve months ended June 30,

	2006	2005	2006	2005

Revenue:
Hardware	$62,976	$59,982	$215,561	$191,785
Software	35,048	31,187	120,093	106,370
Service	93,805	80,852	343,299	299,109

Total revenue	191,829	172,021	678,953	597,264

Cost of sales:
Hardware	40,690	39,130	144,061	127,349
Software	5,030	4,857	23,488	22,822
Service	45,742	40,269	165,721	145,309

Total cost of sales	91,462	84,256	333,270	295,480

Gross margin	100,367	87,765	345,683	301,784

Selling, general and administrative expenses	56,484	51,000	207,976	185,398
Research and development expenses	7,709	6,536	26,871	27,399
Depreciation and amortization	2,902	2,485	10,459	10,112
Stock option expense (*)	2,599	0	9,100	0

Total operating expenses	69,694	60,021	254,406	222,909

Income from operations	30,673	27,744	91,277	78,875
Non-operating income, net	1,781	1,138	4,388	2,219

Income before taxes, minority interests, and equity in net earnings of affiliates	32,454	28,882	95,665	81,094
Income tax provision	10,912	10,732	31,455	26,761

Income before minority interests and equity in net earnings of affiliates	21,542	18,150	64,210	54,333
Minority interests and equity in net earnings of affiliates	(165)	(82)	(682)	(673)

Net income (GAAP)	$21,377	$18,068	$63,528	$53,660

Net income per common share – diluted (GAAP)	$0.53	$0.45	$1.56	$1.35

Weighted-average number of shares outstanding -diluted	40,570	40,520	40,624	39,803

Reconciliation of GAAP Net Income and EPS, and Net Income and EPS before share-based payment charge, i.e. stock option expense

Net income (GAAP)	$21,377	$18,068	$63,528	$53,660

Add back:
(*) Stock option expense
COGS - service	10	0	35	0

Selling, general and administrative expenses	2,492	0	8,851	0
Research and development expenses	107	0	249	0

Stock option expense included in operating expenses	2,599	0	9,100	0

Total stock option expense	2,609	0	9,135	0

Subtract:
Total tax effect on stock option expense	555		2,026

Net income (before share-based payment charge)	$23,431	$18,068	$70,637	$53,660

Net income per common share-diluted (before share-based payment charge)	$0.58	$0.45	$1.74	$1.35

MICROS SYSTEMS, INC.
CONSOLIDATED BALANCE SHEET
(In thousands)

	June 30, 2006	June 30, 2005

ASSETS
Current assets:
Cash and cash equivalents	$237,222	$153,521
Accounts receivable, net	141,159	131,423
Inventories, net	46,637	42,664
Deferred income taxes	16,649	10,883
Prepaid expenses and other current assets	15,485	28,934

Total current assets	457,152	367,425
Property, plant and equipment, net	23,794	21,308
Deferred income taxes, non-current	16,192	18,195
Goodwill	98,581	86,781
Intangible assets, net	10,427	10,958
Purchased and internally developed software costs, net	38,328	40,160
Other assets	3,383	2,401

Total assets	$647,857	$547,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$2,134	$2,387
Accounts payable	36,022	38,253
Accrued expenses and other current liabilities	84,897	74,543
Current portion of capital lease obligations	89	162
Income taxes payable	12,416	3,260
Deferred income taxes	227	362
Deferred service revenue	68,246	58,022

Total current liabilities	204,031	176,989
Capital lease obligations, net of current portion	424	251
Deferred income taxes, non-current	14,998	16,105
Other non-current liabilities	8,146	5,905
Commitments and contingencies
Minority interests	3,142	2,807
Shareholders’ equity:
Common stock	487	482
Capital in excess of par	100,723	99,990
Retained earnings	302,848	239,320
Accumulated other comprehensive income	13,058	5,379

Total shareholders’ equity	417,116	345,171

Total liabilities and shareholders’ equity	$647,857	$547,228